EX-23.2
   CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                               Brian F. Faulkner
                          A Professional Law Corporation
                          27127 Calle Arroyo, Suite 1923
                       San Juan Capistrano, California 92675
                                 (949) 240-1361


February 9, 2007


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. 2007 Stock and Option Plan

Dear Sir/Madame:

     I have acted as counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its registration statement on Form S-8 relating to the registration of 400,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's 2007 Stock and Option Plan. I hereby consent to all references to my firm included in this registration statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.